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                                                                     EXHIBIT 5.1


                 [Catalyst Corporate Finance Lawyers Letterhead]

February 15, 2001
Genetronics Biomedical Ltd.
11199 Sorrento Valley Road
San Diego, CA 92121

        RE:    GENETRONICS BIOMEDICAL LTD. (THE "COMPANY") FORM S-3 FILING

Ladies and Gentlemen:

        We are Canadian counsel for the Company, a corporation incorporated pursuant to the laws of the province of British Columbia. We are rendering this opinion in connection with the Company's S-3 registration under the Securities Act of 1933, as amended, of 1,000,000 shares of common stock (the "Shares") which are held by the selling stockholders named in such registration statement.

        We have made or caused to be made such investigations and examined originals or copies certified or otherwise identified to our satisfaction, of such records and corporate proceedings, certificates and other documents that we have considered relevant to this opinion. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or confirmed copies or facsimiles.

        The opinions expressed herein are limited to the application of the laws of the Province of British Columbia and the laws of Canada applicable therein, in effect on the date hereof. This opinion is given to you as of the date hereof and we disclaim any obligation to advise you of any change after the date hereof in any matter set forth herein, and we express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

        Based on and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

        James L. Heppell a director of the Company, is a partner in the law firm of Catalyst Corporate Finance Lawyers. Mr. Heppell owns, directly or indirectly, 20,500 common shares of the Company. R. David Toyoda is a partner in the law firm of Catalyst Corporate Finance Lawyers and owns, directly or indirectly, 6,000 common shares of the Company.

        This opinion may be delivered only to the Securities and Exchange Commission (the "SEC") and is solely for the benefit of the SEC in connection with the Company's filing of the registration statement on Form S-3. This opinion may not be relied upon by the SEC for any other purpose or by any other person, firm, or corporation for any purpose without the prior written consent of this firm.



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        We hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above and the use of our name wherever it appears in said registration statement.

                                        Respectfully submitted,



                                        /s/ Catalyst Corporate Finance Lawyers
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                                        Catalyst Corporate Finance Lawyers



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